Exhibit 10.26

                     MARKETING AND REVENUE SHARING AGREEMENT

     THIS AGREEMENT made this 2nd day of December, 2004 by and between,( West Coast Fairways), a company to be formed by Bill Cope and Donald Sternberg, with its principal place of business located at 5525 Oakdale Ave, Suite 170, Woodland Hills, California 91364-2651, hereinafter referred to as "the Marketer", and American Soil Technologies, Inc., having its main office at 1224 Montague Street, Pacoima, CA 91331, hereinafter referred to as " ASTI" hereinafter collectively referred to as the Parties.

WHEREAS, Marketer services, sells and markets products used in the Turf and Agriculture Industries;

WHEREAS, ASTI is in the business of manufacturing, blending and distributing products and machinery related to those sold, marketed and serviced by Marketer;

WHEREAS, ASTI desires to grant and Marketer desires to acquire, certain rights to service, sell and market products and machinery used in the Turf and Agriculture industry manufactured, blended and distributed by the ASTI;

NOW, THEREFORE, in consideration as set forth herein as well as the mutual promises contained herein, the Parties hereto agree as follows:

1. CONSIDERATION

     The consideration for the acquisition of "distributor rights" shall be $50,000.00. The Consideration shall be paid, in full, at the time of execution of this Agreement or upon the agreement of the Parties shall be paid from revenue subsequently generated from operations as stated in the following provision of this Agreement entitled "Revenue Sharing"

2. REVENUE SHARING

The parties to this Agreement will share the revenue, from operations, as follows:

     a. Equal division of net revenues. Net revenues shall be those revenues remaining after the deductions for costs of product and operations. Costs of operations shall include that for the M-216 operator, including commission, lodging and per diem if required.
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     b. If Marketer does not pay the distributor fee at the time of the execution of this Agreement, the parties agree to a revenue sharing of 75/25, 75 going to ASTI. From the 75, 25 shall be applied to satisfying the distributor fee until such time as the $50,000.00 is paid in full after which net revenue sharing will revert to 50/50.

3. DISTRIBUTION RIGHTS

     Subject to the terms and conditions set forth in this Agreement, ASTI hereby grants to Marketer the right to market and distribute, on a non-exclusive basis, within the Territory as set forth in Schedule "A" attached hereto (the "Territory"), certain products manufactured or formulated by ASTI and listed in Schedule "B" attached hereto (the "Products"). ASTI reserves the right to at any time change, modify or discontinue any of the Products and to amend Schedule "B" accordingly. Additionally, ASTI may, but is not obligated to, add additional Products to Schedule "B" which may then be distributed as provided herein.

4. EXCLUSIVITY

     The Marketer shall be the exclusive distributor to those customers that are, from time to time, added to and set out in Schedule C and shall continue as an exclusive customer so long as the Marketer sells Products to said customer. The Marketer may have exclusive customers outside the Territory. While this agreement remains in effect, ASTI will not, directly or indirectly, sell the Products to Marketer's customers and will not permit anyone, either directly or indirectly, to sell Products to Marketer's customers without Marketer's express permission.

5. EQUIPMENT FOR OPERATIONS

     a. In consideration for the payment of the $50,000.00 distributor fee, ASTI will provide Marketer with a M-216 and trailer;

     b. In addition, because a tractor, specially equipped, is necessary to operate the M-216, properly, ASTI will make available, by separate lease or purchase agreement, such fully equipped tractor along with the M-216 and trailer. The title and the responsibility for the cost of acquisition and maintenance of such tractor shall be in addition to the distributor fee and shall be paid from the 25% additional revenue sharing as described hereinabove if said amount is available and, if not shall be the economic responsibility of the Marketer.

     c. At all times the title to the M-216 and trailer shall remain with ASTI.

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6.  TERM

     This Agreement shall commence as of the date set forth above (the "Effective Date") and continue for a period of three (3) years, followed by two
(3) year option periods whereupon the Agreement shall expire unless both parties agree to an extension of the term hereof, which extension may be subject to additional terms and conditions. This Agreement may be terminated: (1) at any time by the mutual consent of the parties in writing, effective as provided therein; (2) with cause by either party at any time by giving the other party thirty (30) days notice, in writing, by regular mail facsimile transmission, of such termination.

7. TRADEMARKS AND TRADENAMES

     During the term of this Agreement, ASTI grants to Marketer a limited license to reproduce trademarks and trade names of Marketer as necessary for the sole purpose of allowing Marketer to fully promote and market the Products and Services pursuant to the terms of this Agreement. Any and all trademarks and trade names associated with the Products or Services are and shall remain the exclusive property of ASTI. If, during the term of this Agreement, a trademark registration is to take place in the Territory, all rights shall belong to ASTI, who shall also bear the costs for such registration. Whenever Marketer employs any trademark of ASTI to be used in any form of printed material, Marketer shall place an asterisk immediately after and slightly above the first use of the trademark referring to a footnote reading "Trademark of ASTI." Marketer shall deliver to ASTI all Marketer's promotion and advertising material for ASTI's review, prior to such promotion or advertising utilizing any of ASTI's trademarks or trade names. Marketer agrees not to use any promotion or advertising that ASTI finds unsuitable in its reasonable discretion.

8. MARKETER'S OBLIGATION

8.1  Marketing Efforts

     Marketer agrees to use its best endeavors to promote the sale of the Products and the Services in the Territory on the maximum possible scale by all usual means and to act loyally to ASTI in all matters involved in this Agreement. In addition, Marketer agrees to:

     (a) provide ASTI with all sales projections on any annual basis commencing on the first aniversity of this Agreement and each year thereafter during the term of this Agreement,

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     (b) advise ASTI of any inquiries which it or any of its associated company(ies), may receive from any prospective customers for the supply of Products outside the Territory;

      (c) inform ASTI immediately of any changes in Marketer's organization or method of doing business which might affect the performance of Marketer's duties hereunder; and

     (d) keep ASTI fully informed at all times of the market conditions, competitive products and prices, and other facts material to the marketing of the Products and Service in the Territory.

8.2 Non-Competition

     During the term of this Agreement, Marketer shall not, directly or indirectly, distribute in the Territory, ASTI's products purchased from any person other than ASTI. In addition, Marketer shall not, directly or indirectly, manufacture or distribute in the Territory, products or Services which compete with the Products or Services under this Agreement, unless otherwise agreed by the parties hereto, nor shall Marketer seek customers for the Products and Services outside the Territory nor establish or maintain any branch or distribution depot outside the Territory for the sale of the Products or Services without prior consent from ASTI
     .
9. WARRANTY AND LIMITATION OF LIABILITY

9.1 Warranty Disclaimer

     ASTI 's sole warranty with respect to Products sold is set forth in ASTI 's Standard Conditions of Sale. ASTI MAKES NO OTHER WARRANTIES TO MARKETER OR ANY CUSTOMER OR OTHER THIRD PARTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.2 Limitation of Liability

     UNDER NO CIRCUMSTANCES SHALL ASTI BE LIABLE TO MARKETER OR ANY CUSTOMER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OPERATION OF THE PRODUCTS, EVEN IF ASTI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL ASTI HAVE ANY LIABILITY WHATSOEVER FOR ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ITS PERFORMANCE IN EXCESS OF THE TOTAL ASTI PRICES PAID BY MARKETER HEREUNDER DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE FILING OF SUCH CLAIM.

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10. TERMINATION

10.1 Termination on Notice

     ASTI shall have the right to terminate this Agreement immediately upon notice to Marketer if: (a) Marketer becomes insolvent or party to any bankruptcy or receivership proceedings or makes an assignment for the benefit of creditors; or (b) Marketer fails to comply with the confidentiality and ownership provisions of this Agreement. Either party shall have the right to terminate this Agreement upon thirty (30) days prior written notice, if within such thirty
(30) day period a default or material failure of any of the provisions of this Agreement is not cured.

10.2 Obligations Upon Termination or Expiration

     Marketer expressly agrees that termination according to this Agreement shall not cause ASTI to reimburse or pay Marketer in any way for loss of profits, investments made or for like causes. Upon termination or expiration of this Agreement for any cause, Marketer shall immediately cease representing itself on behalf of ASTI's Products or Services.

11. CONFIDENTIALITY AND PROPRIETARY RIGHTS

11.1 Confidential Information

     Marketer acknowledges that in the course of dealings between the parties, Marketer will acquire information about ASTI, its business activities and operations, its technical information and trade secrets, all of which are highly confidential and proprietary to ASTI (the "Confidential Information"). Confidential Information shall not include information generally available to or known by the public, or information independently developed outside the scope of this Agreement. Marketer shall hold all such Confidential Information in strict confidence and shall not reveal the same except pursuant to a court order or equivalent arbitration tribunal order. The Confidential Information shall be safeguarded by Marketer with at least as great a degree of care as Marketer uses to safeguard its own most confidential materials or data relating to its own business. The provisions of this paragraph shall survive the termination of this Agreement.

11.2 Proprietary Rights

     Marketer acknowledges and agrees that the Products, including without limitation the specific design and structure of individual Products and their interaction, other design rights and know-how related to the Products are and shall remain the sole and exclusive property of ASTI and shall not be sold, used, revealed, disclosed or otherwise communicated, directly or indirectly, by

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Marketer to any person, company or institution whatsoever other than for the purposes set forth herein. It is expressly understood that no title to or ownership of the industrial or intellectual property rights in or to the Products, or any part thereof, or any aspect related to or trade secret involved with the Products is hereby transferred to Marketer. In addition, ASTI retains all rights to modifications and changes made to the product design or software construction. Marketer shall not adapt copyrightable aspects of the Products in any way or use them to create a derivative work. It is expressly understood that no title to or ownership of any aspect of the Products, or any part thereof is hereby transferred to Marketer.

11.3 Specific Remedies

     If ASTI commits a breach of any of the provisions of paragraphs 11.1 or
11.2 above, ASTI shall have, in addition to all other rights in law and equity,
(a) the right to have such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to such party and that money damages will not provide an adequate remedy and (b) the right to require Marketer to account for and pay ASTI all compensation, profits, monies, accruals, increments or other tangible benefits (collectively "Benefits") derived or received as the result of any transactions constituting a breach of any of the provisions of this Article 11, and Marketer hereby agrees to account for and pay such Benefits.

12. INDEMNIFICATION

     Marketer agrees that it will sell, handle, store, transport and use, or apply the product in a safe and reasonable manner, and in strict conformance with ASTI's specifications therefore, and that ASTI shall not be liable for any loss, damage or injury to any person or property occurring after delivery of the product by ASTI to Marketer. Marketer agrees that it shall indemnify and hold ASTI harmless from and against all claims, damages, losses, and expenses, including legal fees, arising out of or resulting from the sale, handling, storage, transport, use or application of the product by Marketer, or its employees, agents, customers, or anyone for whose actions any of them may be liable.

13. ASTI'S DECLARATION

     ASTI has no actual knowledge of any present claim by any third party that the import and/or sale of the Products or the M-216 may infringe any patent, registered designs, trademarks, copyright, or similar rights existing or registered in any of the countries in the Territory. ASTI declares to the best of its knowledge that the sale and use of the Products and the M-216 shall not involve infringement of any third party's intellectual property right. ASTI does not make any further warranty, either express or implied, under statutes or common law in respect of any patents, registered designs, trademarks, copyrights, or similar rights of third parties.

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14. GENERAL

14.1 Force Majeure

     A party to this Agreement shall not be responsible or liable to the other party if the first party is prevented, hindered or delayed by reasons of any force majeure circumstances to perform its contractual obligations according to this Agreement. In this clause, "force majeure circumstances" shall mean any war, riot, social disturbance, act of God, strike, lockout, trade dispute or labor disturbance, accident, breakdown of plant or machinery, fire, flood, difficulty in obtaining workmen or materials or transportation, or any other circumstances whatsoever outside the control of the party.

14.2 Governing Law and Arbitration

     The construction, validity, and performance of this Agreement shall be governed in all respects by the laws of the State of California. Any dispute arising out of or in connection with this Agreement shall be settled exclusively and finally by arbitration conducted in the City of Los Angeles, State of California, in accordance with the Rules of the American Arbitration Association. All limitations of liability set forth in this Agreement shall be binding and given full force and effect in any such arbitration. The arbitration shall be conducted by three (3) neutral arbitrators who are selected by agreement of the parties from the list of arbitrators maintained by the American Arbitration Association. The arbitrators shall be selected within a period of thirty (30) days after the date either party hereto receives from the other a written demand for arbitration. Should the parties fail to agree on the choice of arbitrators within such thirty (30) day period, the arbitrators shall be appointed by the American Arbitration Association. Judgment may be entered upon any award rendered by the majority of the arbitrators in any court of competent jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the agreement of the parties hereunder to submit disputes to binding arbitration, ASTI shall not be required to resort to arbitration in the event of a breach by Marketer of the terms in Article 11 hereof, but shall be entitled to resort to the applicable court for any equitable relief available for the redress of the breach thereof, including, but not limited to, injunctive and interlocutory relief.

14.3 Independent Contractors

      It is expressly agreed that the parties hereto are acting hereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of any other party for any purpose. This Agreement shall not be construed as authority for any party to act for another party in any agency or other capacity, or to make commitments of any kind for

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the account of or on behalf of another party except to the extent and for the purposes expressly provided for herein.

14.4 Non-Solicitation

     Unless otherwise mutually agreed to by the parties in writing, each party agrees not to hire or to solicit the employment of any personnel of the other party.

14.5 Notices

     Any notice required to be given hereunder shall be deemed given if in writing and personally delivered by facsimile transmission or actually deposited in the United States mail in registered or certified form, return receipt requested, postage pre-paid, and addressed to the notified party at the address set forth above or as changed by written notice.

14.6 Assignment

     This Agreement and the rights granted hereunder may not be assigned by either party without the prior written consent of the other.

14.7  Severability

     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

14.8  Waiver

     No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

14.9  Insurance

     During the term of this Agreement each party represents and warrants that it is covered by and shall maintain commercial general liability(CGL) insurance covering all of each party's activities including, without limitation, bodily/personal injury and property damage and liability arising from operations, independent contractors, product and completed operation with a limit of not less than $1,000,000.00 per occurrence. Within 60 days after the execution of this Agreement each party will deliver, to the other, a certificate of insurance naming the other as an additional insured under such party's CGL. Throughout the term of this Agreement each party will immediately notify the other if, at any time, such insurance is not in force.

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14.10  Entire Agreement

     This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date set forth above.



MARKETER                                 AMERICAN SOIL TECHNOLOGIES, INC


By /s/ Bill Cope                         By /s/ Carl P. Ranno
   -----------------------------            -----------------------------
   Bill Cope                                Carl P. Ranno, President /CEO



By /s/ Donald E. Sternberg
  -----------------------------
  Donald E. Sternberg

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                                SCHEDULE A

                                 TERRITORY

The initial territory shall be the State of California



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                                 SCHEDULE B

Agriblend (R), Nutrimoist (R)L, Nutrimoist (R) H-2.5, Extend(TM) (a liquid PAM), Stockosorb (R) F, Stockosorb (R) C, Stockosorb (R) M, Stockosorb (R) S, , Stockopam, Canal Seal, Contain, Baraclear(R), ASTI Gras 120 Flocculant, Anchor MP, Nutrimoist Hydromulch, Nutrimoist Turf Bio Blend 1 & 2 and other products to be added from time to time.

It is also understood that the product names may be changed from time to time with adequate notice to the Dealer.


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                                 SCHEDULE C

Exclusive Customers to be added and made a part of this Schedule.



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